UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

ALPINE SUMMIT ENERGY PARTNERS, INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-41510	98-1623755
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3322 West End Ave.
Suite 450
 Nashville, Tennessee, United States 37203
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (346) 264-2900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Subordinate Voting Shares, without par value	ALPS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 27, 2023, Alpine Summit Energy Partners, Inc. (the "Company") provided an operational update before it reports its full year financial results, which it expects to do in late March 2023.  All amounts are expressed in U.S. dollars unless otherwise stated.

From September 30, 2022 through February 24, 2023, the Company maintained approximately 22,000 gross boe/d. In addition, the Company has continued to be active in its primary development areas with seven wells expected to come online during Q1 2023.

Highlights from the last year of development of the Company's Webb County Dorado asset (the "Dorado Asset") include the following:

  The first six San Roman Austin Chalk wells have each exceeded internal type curve expectations and have an estimated ultimate recovery of 2+ Bcf per 1,000 lateral foot and the first two Eagleford wells have an estimated ultimate recovery of 1.5 Bcf per 1,000 lateral foot based on 3rd party estimates.
  The two earliest wells drilled (San Roman 101 and 102) each paid out in approximately six months, and the Company believes that drilling in the Dorado Asset offers breakevens just above $2.00 per MMBtu.
  The Dorado Asset has stacked pay potential in the Austin Chalk and Eagleford areas, with approximately 40 remaining de-risked locations with strong economics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE SUMMIT ENERGY PARTNERS, INC.

February 27, 2023	By:	/s/ Darren Moulds
	Name:	Darren Moulds
	Title:	Chief Financial Officer